Exhibit (h)(2)(xxxii)

THIRTY-FIRST AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of November 30, 2016, by and between NGAM Advisors, L.P. (“NGAM Advisors”), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust IV, Loomis Sayles Funds I, Loomis Sayles Funds II, Gateway Trust and the Natixis ETF Trust (collectively, the “Trusts”).

WHEREAS, NGAM Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, as amended November 1, 2005, January 1, 2006, July 1, 2007, September 17, 2007, February 1, 2008, February 19, 2008, July 1, 2008, September 29, 2008, October 31, 2008, January 9, 2009, July 27, 2009, February 25, 2010, July 1, 2010, September 21, 2010, December 14, 2010, July 1, 2011, September 16, 2011, March 28, 2012, June 29, 2012, November 16, 2012, September 26, 2013, February 10, 2014, July 1, 2014, July 10, 2014, September 30, 2014, December 1, 2014, June 30, 2015, November 30, 2015, March 31, 2016 and October 14, 2016 (together with the amendments, the “Agreement”), governing the terms and conditions under which NGAM Advisors provides certain administrative services to the series of the Trusts;

WHEREAS, Natixis ETF Trust, a Massachusetts business trust, is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;

WHEREAS, Natixis ETF Trust desires to employ NGAM Advisors to provide certain administrative services to Natixis ETF Trust in the manner and on the terms set forth in the Agreement and NGAM Advisors wishes to perform such services; and

WHEREAS, NGAM Advisors and Natixis ETF Trust desire to amend Schedule A of the Agreement to reflect the addition of Natixis ETF Trust.

NOW THEREFORE, in consideration of the premises and covenants contained herein, NGAM Advisors and the Trusts hereby agree as follows:

1.	A new Trust, the Natixis ETF Trust, shall be added to this Agreement.

2.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NGAM ADVISORS, L.P.

By NGAM Distribution Corporation, its general partner

By:	/s/ David L. Giunta
David L. Giunta, President and Chief Executive Officer

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUNDS II

GATEWAY TRUST

NATIXIS ETF TRUST

By:	/s/ Michael C. Kardok
Michael C. Kardok, Treasurer

Schedule A

Trust Portfolios

As of: October 14, 2016

Natixis Funds Trust I

Loomis Sayles Core Plus Bond Fund
Loomis Sayles Multi-Asset Income Fund
Mirova Global Sustainable Equity Fund
Natixis Oakmark International Fund
Natixis U.S. Equity Opportunities Fund
Vaughan Nelson Small Cap Value Fund

Natixis Funds Trust II

ASG Dynamic Allocation Fund
ASG Global Alternatives Fund
ASG Global Macro Fund
ASG Managed Futures Strategy Fund
ASG Tactical U.S. Market Fund
Loomis Sayles Dividend Income Fund
Loomis Sayles Emerging Markets Opportunities Fund
Loomis Sayles Global Growth Fund
Loomis Sayles Senior Floating Rate and Fixed Income Fund
Loomis Sayles Strategic Alpha Fund
McDonnell Intermediate Municipal Bond Fund
Natixis Oakmark Fund
Seeyond Multi-Asset Allocation Fund
Vaughan Nelson Select Fund
Vaughan Nelson Value Opportunity Fund

Natixis Funds Trust IV

AEW Real Estate Fund

Loomis Sayles Funds I

Loomis Sayles Bond Fund
Loomis Sayles Core Disciplined Alpha Bond Fund (Effective November 30, 2016)
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Bond Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund
Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II

Loomis Sayles Global Equity and Income Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Small/Mid Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Value Fund

Gateway Trust

Gateway Equity Call Premium Fund
Gateway Fund

Natixis ETF Trust

Natixis Seeyond International Minimum Volatility ETF